Exhibit 10.2

Magnolia Oil & Gas Corporation
Stock Purchase Program
1.     Purpose. This Magnolia Oil & Gas Corporation Stock Purchase Program (this “SPP”), effective as of May 1, 2020, is a sub-plan pursuant to Section 6(h) of the Magnolia Oil & Gas Corporation Long Term Incentive Plan, as it may be amended from time to time (the “LTIP”), and is intended to provide employees of Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”), and its Affiliates with the opportunity to periodically purchase shares of Stock from the Company. Capitalized terms used but not otherwise defined herein shall have the meanings given in the LTIP. In the event of any inconsistency between the LTIP and this SPP, the terms of the LTIP, which are incorporated by reference herein, shall control. The SPP is not intended to be an “employee stock purchase plan” under section 423 of the Code.
2.     Eligible Employees; Participation. All employees who are employed by the Company or an Affiliate on a given Offering Period Commencement Date (as defined below), or at such other time on or before the applicable Offering Period Commencement Date as determined by the Plan Administrator (as defined below), shall be eligible to participate in and receive Purchase Rights (as defined below) for the Offering Period (as defined below) under the SPP (each, an “Eligible Employee”). Participation in the SPP by any Eligible Employee is voluntary.
3. Stock Subject to the SPP.
(a)     The maximum aggregate number of shares of Stock that may be sold pursuant to Purchase Rights under the SPP is 250,000 for all Offering Periods, subject to adjustment in accordance with Section 8 of the LTIP. For the avoidance of doubt, any shares sold pursuant to this SPP shall also reduce the number of shares available for delivery under the LTIP.
(b)     If any Purchase Right received under the SPP expires, terminates, or otherwise ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Purchase Right shall again be available under the SPP and the LTIP. If the number of shares of Stock available for any Offering Period is insufficient to satisfy all purchase requirements for that Offering Period, the available shares for that Offering Period shall be apportioned among Participants (as defined below) in proportion to their Purchase Rights.
(c)     The shares of Stock purchased under the SPP shall be purchased directly from the Company from its authorized but unissued shares of Stock, from Stock held in the treasury of the Company, or from shares reacquired by the Company (including shares purchased by the Company in the open market).
4. Authorization of Payroll Deductions.
(a)     An Eligible Employee may participate in the SPP for an Offering Period (each, a “Participant”) by submitting a written election, substantially in the form attached hereto as Exhibit A (a “SPP Election Form”), to the Company’s human resources department, authorizing payroll deductions from his or her Base Pay (as defined below) with respect to each regular pay date (each, a “Pay Date”) occurring during the Offering Period. A Participant’s “Base Pay” is equal to, for any pay period, such Participant’s regular, straight-time earnings or base salary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances, or similar compensation. The SPP Election Form for a given Offering Period will apply to all Pay Dates and all Purchase Dates (as defined below) occurring during the Offering Period and must be submitted during the applicable submission period indicated in Section 5(a) of this SPP, unless otherwise determined by the Plan Administrator.

(b)     A Participant shall specify in the SPP Election Form a flat dollar amount of payroll deductions applicable to each Pay Date occurring during the Offering Period. For any Pay Date, the amount of payroll deductions that may be credited to a Participant’s SPP account (i) will not be less than $300 nor greater than $5,000, and (ii) may not exceed the amount of Participant’s Base Pay otherwise payable on such Pay Date, less all applicable taxes, garnishments and other benefit deductions (“Net Base Pay”). For the avoidance of doubt, if the flat dollar amount elected by a Participant in his or her SPP Election Form exceeds the Participant’s Net Base Pay for a Pay Date, then the amount of payroll deductions with respect to that Pay Date will be reduced to an amount equal to such Participant’s Net Base Pay. For an Offering Period, the Company will credit to each Participant’s SPP account in a ledger established for that purpose the applicable amount of payroll deductions, in accordance with the Participant’s SPP Election Form and subject to the foregoing limitations, beginning with the first Pay Date occurring on or after the Offering Period Commencement Date and ending on the last Pay Date occurring on or prior to the Offering Period Termination Date (as defined below), subject to Section 8 of this SPP. A Participant may not make any additional payments into his or her SPP account and, unless otherwise determined by the Plan Administrator, payroll deductions may not be increased or decreased during an Offering Period.
(c) Unless an Eligible Employee timely files a new SPP Election Form, or withdraws from the SPP, his or her payroll deductions and purchases, in accordance with the most recent SPP Election Form on file with the Company, shall continue as long as the SPP remains in effect.
5. Offering Periods and Purchase Rights.
(a)     The Committee has the authority to determine the duration of the periods under the SPP during which Purchase Rights may be received and exercised (each, an “Offering Period”) and may change the duration of future Offering Periods in its discretion. Unless the Committee determines otherwise in writing, Offering Periods under the SPP shall generally commence and end, and SPP Election Forms for a given Offering Period must be submitted, as follows:

SPP Election Form Submission Period	Offering Period Commencement Date (first day of an Offering Period)	Offering Period Termination Date (last day of an Offering Period)
10-day period commencing on the third trading day after the date of public disclosure of the Company’s financial results for the third quarter of the preceding calendar year	January 1 of the calendar year	March 31 of the calendar year
10-day period commencing on the third trading day after the date of public disclosure of the Company’s year-end financial results for the preceding calendar year	April 1 of the calendar year	June 30 of the calendar year
10-day period commencing on the third trading day after the date of public disclosure of the Company’s financial results for the first quarter of the calendar year	July 1 of the calendar year	September 30 of the calendar year
10-day period commencing on the third trading day after the date of public disclosure of the Company’s financial results for the second quarter of the calendar year	October 1 of the calendar year	December 31 of the calendar year

Notwithstanding the foregoing, with respect to the initial Offering Period under this SPP: (i) the SPP Election Form submission period shall be the 10-day period commencing on the third trading day after the date of public disclosure of the Company’s financial results for the first quarter of the 2020 fiscal year; (ii) the Offering Period

Commencement Date shall be June 1, 2020; and (iii) the Offering Period Termination Date shall be September 30, 2020. In no event shall any Offering Period extend for more than 24 months.
(b)     The Company will issue to each Participant, on the applicable Offering Period Commencement Date, a right to purchase (each, a “Purchase Right”), on each Pay Date occurring during the Offering Period (each, a “Purchase Date”) at a per share price equal to the closing price per share of Stock on the Purchase Date (the “Purchase Right Exercise Price Per Share”), a number of shares of Stock equal to the amount of payroll deductions accumulated in the Participant’s SPP account as of each such Purchase Date, divided by the applicable Purchase Right Exercise Price Per Share, rounded down to the nearest full share (such number of shares, the “Purchased Share Amount”). The Committee may change the timing and frequency of future purchase dates in its discretion.
6. Exercise of Purchase Rights.
(a)     Subject to Section 8 below, on each Purchase Date, a Participant shall be deemed to have automatically exercised his or her applicable Purchase Right and to have purchased from the Company the applicable Purchased Share Amount. Only full shares of Stock may be purchased.
(b)     Any balance remaining in a Participant’s SPP account after a Purchase Date will be carried forward and applied at the next Purchase Date; provided, that, in no event will the amount of the unused payroll deductions carried forward exceed the applicable Purchase Right Exercise Price Per Share, unless the number of shares of Stock available for any Offering Period is insufficient to satisfy all purchase requirements for that Offering Period, in which case, the amount of excess unused payroll deductions for any Participant shall be refunded as soon as administratively practicable, without interest. For the avoidance of doubt, any balance remaining in a Participant’s SPP account at the Offering Period Termination Date will be carried forward and applied at the next Purchase Date, even if such Purchase Date is under a new Offering Period (provided the Participant has elected to participate in such subsequent Offering Period).
(c)     As soon as administratively practicable following the last day of each month, or at such other time determined by the Plan Administrator (but not less frequently than once each Offering Period), the Company shall deliver (by electronic or other means) to the Participant the Stock purchased under the SPP during such month (or other applicable period) in the form determined by the Plan Administrator.
7.     Withdrawal. A Participant may withdraw from the SPP and withdraw all (but not less than all) of the unused payroll deductions credited to his or her SPP account, by submitting a written withdrawal notification to the human resources department in accordance with this Section 7. Unless otherwise determined by the Plan Administrator, submission of a withdrawal notification will not impact the Participant’s payroll deductions and Purchase Rights for the current Offering Period, and withdrawal will be effective for the next Offering Period provided the Participant properly submits his or her withdrawal notification during the applicable SPP Election Form submission period indicated for that Offering Period in Section 5(a) of this SPP. Upon withdrawal, the Company will refund as soon as administratively practicable the entire balance remaining in the Participant’s SPP account, without interest, and no further payroll deductions will be made on the Participant’s behalf, unless and until such individual reenrolls in the SPP in accordance with Section 4 hereof.
8.     Termination of Employment. A Participant’s participation in, and any outstanding Purchase Right or other rights under, the SPP will terminate automatically when he or she ceases to be an employee of the Company or one of its Affiliates for any reason. All unused payroll deductions remaining in the Participant’s SPP account as of the date of such termination will be refunded as soon as administratively practicable, without interest, to the Participant (or his or her beneficiary).

9.     Termination of and Amendments to SPP. The SPP may be terminated at any time by the Committee or, if sooner, will terminate when all of the shares of Stock reserved for purposes of the SPP have been sold. Upon any termination of the SPP, all unused payroll deductions remaining in a Participant’s SPP account will be refunded, without interest. The Committee may adopt amendments to the SPP from time to time in accordance with the terms of Section 10 of the LTIP.
10.     Plan Administration. The Committee may delegate to one or more officers of the Company or a committee of officers or employees of the Company the day-to-day administration of the SPP (the “Plan Administrator”). Without limitation, subject to the terms and conditions of this SPP, the Plan Administrator shall be authorized to determine the methods through which Eligible Employees may elect to participate, amend their participation, or withdraw from participation in the SPP, establish enrollment processes, determine the means of issuance of Stock, and approve certain exceptions under the SPP. The proceeds received by the Company for the purchase of Stock pursuant to Purchase Rights under the SPP may be used for any corporate purpose, and the Company shall not be obligated to segregate Participants’ payroll deductions, unless required by applicable law. As soon as administratively practicable after the end of each Offering Period, the Plan Administrator shall prepare and distribute to each Participant information concerning, for such Offering Period: (a) the amount of the Participant’s total payroll deductions, (b) any Purchase Right Exercise Price Per Share paid, (c) the total number of shares of Stock purchased by the Participant, and (d) the amount of any unused payroll deductions either to be carried forward or returned to the Participant.
11.     Adjustments. Outstanding Purchase Rights and the applicable Purchase Right Exercise Price Per Share are subject to adjustment in accordance with Section 8 of the LTIP.
12.     Tax Withholding. Notwithstanding anything to the contrary herein, at any time, the Company or one of its Affiliates may, but shall not be obligated to, withhold from a Participant’s compensation (including any payroll deductions accumulated hereunder) the amount necessary for the Company or an Affiliate to meet any applicable withholding obligations.
13. Miscellaneous.
(a)     With respect to Eligible Employees subject to Section 16 of the Exchange Act, the SPP is intended to constitute a “stock purchase plan” within in the meaning of, and transactions under the SPP are intended to otherwise comply with applicable conditions of, Rule 16b-3 under the Exchange Act.
(b)     The SPP shall be governed by and construed in accordance with the laws of the State of Delaware (except its choice of law provisions).
(c)     Each provision of this SPP may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

EXHIBIT A
Magnolia Oil & Gas Corporation
Stock Purchase Program

Election Form
Name:      ____________________________________________________________________________
Address: ___________________________________________________________________________
Offering Period Commencement Date: ___________________________________________________
Election Form Submission Period: _______________________________________________________
1.     I hereby elect to participate in the Magnolia Oil & Gas Corporation Stock Purchase Program (the “SPP”) for the Offering Period that begins on the Offering Period Commencement Date specified above and subscribe to purchase shares of Stock in accordance with this election form (the “Election Form”) and the SPP, which is incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the meanings given in the SPP.
2.     In accordance with the SPP, I hereby authorize payroll deductions from my paycheck for each Pay Date occurring during the Offering Period in the amount of $_____________ from each such paycheck. I understand that the amount specified in the foregoing sentence may not be less than $300 nor greater than $5,000 and that, if such amount specified exceeds my Net Base Pay for the applicable Pay Date, the amount of payroll deductions from that paycheck will be equal to my Net Base Pay.
3.     I understand that such payroll deductions will be accumulated for the purchase of shares of Stock on each applicable Purchase Date occurring during the Offering Period at the applicable Purchase Right Exercise Price Per Share determined in accordance with the SPP. I further understand that the accumulated payroll deductions will be used to automatically exercise my Purchase Right to purchase shares of Stock under the SPP on each such Purchase Date, and that I may not withdraw my participation in the SPP for this Offering Period.
4. Shares of Stock purchased for me under the SPP should be issued in the name(s) of: _______________________________________________________________________________________ (Eligible Employee and Eligible Employee’s spouse only).
5.     I have received a copy of the complete SPP and its accompanying prospectus. I understand that my participation in the SPP is completely voluntary and is in all respects subject to the terms of the SPP. I hereby agree to be bound by the terms of the SPP and this Election Form.
I understand that the election I am making for the Offering Period that begins on the Offering Period Commencement Date specified above must be submitted during the Election Form Submission Period specified above and is irrevocable for the entire Offering Period. I ALSO UNDERSTAND THAT THIS ELECTION FORM WILL REMAIN IN EFFECT THROUGHOUT SUBSEQUENT OFFERING PERIODS UNLESS TIMELY CHANGED BY ME IN WRITING OR UNLESS I TIMELY WITHDRAW IN WRITING FROM THE SPP FOR A SUBSEQUENT OFFERING PERIOD.

_________________________________________    _____________________________
Signature of Eligible Employee     Date